UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois		60008-4050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure contained in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 22, 2023, Arthur J. Gallagher & Co. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) among the Company, as borrower, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders and L/C issuers party thereto. The Credit Agreement provides for a five-year unsecured revolving credit facility in the amount of $1,200,000,000 (including a $75,000,000 letter of credit sub-facility), which is also available in Pounds Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars, Euros, Japanese Yen and any other currencies agreed by the lenders from time to time. The Company may also, upon the agreement of either one or more then-existing lenders or of additional banks not currently party to the Credit Agreement, increase the commitments under the Credit Agreement up to $1,700,000,000. The Credit Agreement permits the Company to, from time to time, designate wholly-owned subsidiaries located in certain jurisdictions as additional borrowers, the obligations of which under the Credit Agreement will be guaranteed by the Company, subject to the terms and conditions set forth in the Credit Agreement (any such additional subsidiary borrowers, together with the Company, the “Borrowers”). Any subsidiary that guarantees any notes under the Company’s existing note purchase agreements is required to guarantee the obligations under the Credit Agreement. There are currently no subsidiary borrowers or guarantors under the Credit Agreement.

Loans borrowed under the Credit Agreement bear interest at a variable annual rate based on a customary benchmark rate for each available currency (including term SOFR for loans in U.S. Dollars), or at the Company’s election solely for loans in U.S. Dollars, the base rate, plus in each case an applicable margin. The applicable margin is determined by reference to the rating of the Company’s long-term senior unsecured debt. Subject to certain conditions stated in the Credit Agreement, the Borrowers may borrow, prepay and reborrow amounts under the Credit Agreement at any time during the term of the Credit Agreement. Funds borrowed under the Credit Agreement may be used for general corporate and working capital purposes of the Company and its subsidiaries.

The Credit Agreement also contains customary representations and warranties and affirmative and negative covenants, including financial covenants, as well as customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Concurrently, on June 22, 2023, the Company paid off and terminated all of its obligations under the Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019.

Item 9.01.	Financial Statements and Exhibits.

10.1	Credit Agreement, dated as of June 22, 2023, by and among Arthur J. Gallagher & Co., as borrower, Bank of America, N.A., as administrative agent and L/C issuer, and the lenders and other L/C issuers party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	Arthur J. Gallagher & Co.

/s/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary